QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

July 9, 2002

Western Sierra Bancorp
4080 Plaza Goldorado Circle
Cameron Park, California 95682

Gentlemen:

        We hereby consent to the inclusion of the Fairness Opinion of The Findley Group in the Form S-4 Registration Statement of Western Sierra Bancorp in connection with the acquisition of Mid Valley Bank. We also consent to the references made in such Form S-4 Registration Statement to The Findley Group.

Sincerely,
THE FINDLEY GROUP
By:	/s/ GARY FINDLEY Gary Steven Findley, Director

QuickLinks

Exhibit 23.4